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                                  EXHIBIT 10.8


TERMINATION AND SETTLEMENT AGREEMENT

TERMINATION AND SETTLEMENT AGREEMENT made as of the 28 day of January, 2004 (the "Effective Date"), by and between TTR Technologies, a Delaware corporation, with offices at 4424 16th Avenue, Brooklyn, New York, ("TTR") and Judah Marvin Feigenbaum residing at 124 West 60th St. Apt 33L, New York, NY 10023, ("JMF")

       WHEREAS, JMF currently serves as TTR's acting Chief Executive Officer pursuant to a verbal at-will agreement and concurrently serves as a Director on the Board of Directors of TTR; and

       WHEREAS, TTR and JMF desire to terminate JMF's employment with the Company and his service on the Company's Board of Directors, all on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. Resignation of Positions by JMF. By his execution of this Agreement, JMF hereby resigns, effective as of the Effective Date, from his position as TTR's Chief Executive Officer and as a Director of TTR, and shall no longer hold any position of employment with TTR and/or any of its affiliates and subsidiaries, including, without limitation, directorships and executive management positions.

The parties acknowledge and agree that JMF's signature to this Agreement shall serve as adequate and complete legal notice to TTR of his resignation as a director, officer, employee, and member of management of TTR.

The parties acknowledge and agree that TTR's signature to this Agreement shall serve as its acceptance of JMF's resignation from these capacities.

       2. Company Property. Upon or immediately prior to his signature hereto, JMF shall return to TTR all TTR property then known by either party to be in JMF's possession.

       3. Terms Relating to Termination of Association. (i) Subject to the terms and conditions set forth herein and in consideration of the resignations and releases contained herein, upon execution and delivery by JMF of this Agreement TTR hereby agrees to pay, transfer, issue or deliver to JMF the following (collectively, the items referenced in sub paragraphs (a), (b), (c) and (d) are referred to as the "Settlement Amount"):

a) remit to JMF a payroll check in the amount of $60,000 and a second payroll check for all salary owing until January 20, 2004 in the amount of $1,400, in each case less, deductions and withholdings under applicable law customarily made by TTR and/or required by law and, by his signature below, JMF hereby waives any claim to any other payments not otherwise set forth herein;

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b) execute and deliver to JMF five-year options (the "Initial Options") to purchase 164,406 shares of TTR's common stock, par value $0.001 per share ("Common Stock") at a per share exercise price of $0.56, all on the terms and conditions contained in the Stock Option Agreement attached hereto as Appendix I (hereinafter, the "Option Agreement");

c) upon (and subject to) the approval by TTR's stockholders ("TTR Stockholder Approval") of the consummation of the transactions (collectively, the "Transaction") contemplated by that certain Development and Licensing Agreement, dated as of January 6, 2004 (the "Development & Licensing Agreement"), entered into by TTR and Lucent Technologies, Inc. (the "Developer"), remit a third payroll check to JMF in the amount of $60,000, less, deductions and withholdings under applicable law customarily made by TTR and/or required by law and, by his signature below, JMF hereby waives any claim to any other payments not otherwise set forth herein; provided, however, that if TTR is served with a formal claim, filed in court prior to the said stockholder approval, for payment of compensation to a third party resulting from or related to the Development and Licensing Agreement, then TTR shall not be required to remit the third payroll check to JMF until and only if such claim is finally determined in favor of TTR including a finding that TTR is not required to pay any compensation to such third party and provided further that TTR is awarded its legal fees as part of the finding;

d) upon (and subject to) TTR Stockholder Approval of the Transaction AND upon (and subject to) any grant by TTR within a period of eighteen months from the Effective Date to any of its non-employee directors currently serving in such capacity of options/warrants or other securities convertible into shares of TTR's Common Stock, TTR will execute and deliver to JMF five-year options (the "Additional Options") to purchase up to 328,812 shares of Common Stock, as presently constituted (or a pro rata amount thereof upon the happening of any of the events set forth in Section 8(a) of the Option Agreement), at a per share exercise price equal to 110% of the last sale price of TTR's Common Stock on the trading day immediately preceding the date of such grant, and on the other identical terms and conditions as are contained in the Option Agreement;

e) remit to JMF a check in the amount of $159.63 for all disbursements owing to JMF to date.

(ii) All taxes, withholdings and deductions payable or due in respect of JMF's receipt of the Settlement Amount, or any component thereof, not otherwise deducted by TTR, will be borne by JMF.

       4. (a) Representation by JMF. By his execution of this Agreement, JMF represents and warrants to TTR that neither he, nor his immediate family members or personal holding companies or companies which JMF is a shareholder, director, employee or officer, did receive, is entitled to or will receive any "finders fee" or other payment of any kind in respect of or in connection with the Transaction or any other matter related to the Development and Licensing Agreement. JMF acknowledges and understands that his representation in this
Section 4(a) is a material inducement for TTR to enter into this Agreement.

(b) Representations by TTR. By its execution of this Agreement, TTR represents

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and warrants to JMF, the following:

TTR has full corporate power and authority to execute and deliver this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement by TTR and the performance of its obligations hereunder, including, without limitation, the issuance of any securities hereunder, have been duly authorized by all requisite board and other corporate action on the part of TTR.

(ii) TTR expressly acknowledges and confirms that the indemnities available to JMF as an executive officer and director of TTR pursuant to Delaware law and TTR's certificate of incorporation and by-laws shall continue to apply for acts performed by JMF as an executive officer and director up to the date of his resignation, notwithstanding anything to the contrary set forth herein.

         5. Restrictions on Transfers of Shares Issuable Upon Exercise of Options (i) In consideration of the payment by TTR of the Settlement Amount and the releases contained herein, JMF agrees that he will not, directly or indirectly, sell or otherwise transfer, except by Will or pursuant to the laws of descent and distribution (provided that the heirs or descendants of JMF shall obligate themselves to the restrictions of this section), any Stock (as defined below) through January 31, 2005. Thereafter, JMF will not, directly or indirectly, except by Will or pursuant to the laws of descent and distribution (provided that the heirs or descendants of JMF shall obligate themselves to the restrictions of this section), sell or otherwise transfer, during any calendar week (a "Calendar Week"), Stock in an aggregate amount exceeding the Weekly Permitted Amount, without the express written consent of TTR, which consent can be withheld in TTR's sole discretion. For purposes of this Section 5, the term "Stock" shall mean shares of Common Stock issuable upon exercise, if any, of the Initial Options or the Additional Options. The term "Permitted Weekly Amount" shall mean an amount equal to 15% of the average daily volume of reported trading in TTR's Common Stock on all national securities exchanges and reported through the automated quotation system of a registered securities association or through the over-the-counter bulletin board for the four calendar weeks preceding the first day of the Calendar Week.

TTR may institute reasonable procedures to enforce the above transfer limitations such as, but not necessarily limited to, sending written instructions to all brokers and others holding the Stock for JMF to the effect that none of the Stock can be transferred to another party or to another agent or designee, except as specifically provided herein, to assure compliance with the terms of this Agreement.

Notwithstanding the foregoing, upon a Change in Control in TTR, the transfer limitations contained in clause (i) of this Section 5 shall no longer apply, and, other than any limitations on transferability imposed by the applicable securities laws, rules or regulations, the Stock will be freely tradable. For purposes of this Agreement, "Change in Control" shall mean a transaction or series of transactions resulting in either (a) a sale of all or substantially all of TTR's assets or (b) a merger or consolidation in which TTR's corporate entity is not the surviving corporation.

       6.       Non-Compete

For a period of one (1) year from the date hereof JMF will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer,

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shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which JMF holds less than 5% of the outstanding shares) engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that competes with a product or component to be provided to TTR under the Development and Licensing Agreement.

       7.       Releases.

7.1 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, JMF (on his behalf and on behalf of each of his agents, attorneys, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of TTR, its affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns (hereinafter, the "Company Released Parties"), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date. Notwithstanding the foregoing, the rights and obligations set forth in this Agreement shall remain in full force and effect (including, without limitation, any future claims of JMF arising under Sections 3 and/or 4 of this Agreement); no release hereunder shall be construed to release any rights under this Agreement or any applicable insurance policy, including any officer and director liability insurance coverage or any errors and omissions coverage; no release hereunder shall waive any indemnification rights applicable to JMF as a former officer and Director of TTR or shall be construed to waive any rights JMF has as a shareholder or a holder of options.

7.2 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, TTR (on its behalf and on behalf of its affiliates and subsidiaries and each of their respective, past, present and future officers, directors, employees, attorneys, agents, successors, executors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge JMF (and his agents, attorneys, heirs, successors, executors, personal representatives and assigns), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date; provided, however, that the foregoing release shall not be construed as a waiver of future claims by TTR arising from JMF's conduct after the Effective Date of this Agreement with respect to his obligations to TTR pursuant to this Agreement, including, without limitations, under Sections 5 and 6 of this Agreement or with respect to any representation made by JMF under this Agreement, including, without limitation, under Section 4 of this Agreement.

       8. Non-Disparagement. JMF (on behalf of his heirs and personal representatives), agrees not to make disparaging remarks concerning TTR or its subsidiaries and affiliates or their respective businesses or any of their respective employees, consultants, stockholders, directors, affiliates, subsidiaries or representatives. TTR agrees not to make and to cause its (and its subsidiaries' and affiliates') employees, directors, affiliates, subsidiaries to make disparaging remarks concerning JMF. Nothing contained herein shall be interpreted as affecting either of the parties' obligations to comply with the specific terms of any valid and effective

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subpoena, oral questions, interrogatories, requests for information, civil investigative demand or order issued by a court of competent jurisdiction or by a governmental body.

       9. Press Release. On or immediately following the Effective Date, TTR shall (i) issue a press release; and (ii) file with the Securities and Exchange Commission a Current Report on Form 8-K, both relating to JMF's resignation. TTR shall provide to JMF a copy of the press release prior to issuance and filing for his review.

       10. Reliance. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated or referred to herein.

       11. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

       12. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

       13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       14. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement or letters, written or verbal, among the parties with respect to the subject matter hereof other than as expressly referenced herein. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

       15. Governing Law, Jurisdiction and Forum. Except as otherwise expressly provided herein, this Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to its conflict of laws principles. The parties hereby irrevocably consent to the jurisdiction of the courts of New York County, State of New York or the United States District Court for the Southern District of New York for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement. Each of TTR and JMF agree that in any litigation involving the subject matter of this Agreement they waive the right to a trial by Jury.

       16. Material Default. In the event JMF materially defaults under the provisions of Sections 4, 5, 6 or 8 hereof (a "Material Default"), TTR shall notify JMF thereof in writing. The parties hereto shall then jointly select one arbitrator mutually acceptable to both parties, which arbitrator shall arbitrate on an expedited basis TTR's allegations of default. From the date of notification until determination by the arbitrator, TTR shall not be obligated to issue and deliver the Additional Options, or if the same have already been issued, they shall not be exercisable. In the

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event the arbitrator determines that a Material Default occurred, TTR shall not have to deliver the Additional Options (or if the same have already been issued, may terminate the same), and JMF shall reimburse TTR for all of its costs and expenses incurred in connection therewith, including, without limitation, arbitrator's costs and attorney's fees. If the arbitrator determines that a Material Default has not occurred, TTR shall reimburse JMF for all of his costs and expenses incurred in connection therewith, including, without limitation, arbitrator's costs and attorney's fees. All other claims of one party against another hereunder, or claims for any other and further remedies sought to be paid upon a Material Default, shall be enforced only in accordance with Section 15 hereof.

       17. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

       18. Representation. Each of JMF and TTR acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

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IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

TTR Technologies,  Inc.


By: /s/ SAM BRILL

Title: CHIEF OPERATING OFFICER



/s/ JUDAH MARVIN FEIGENBAUM
---------------------------
Judah Marvin Feigenbaum


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